UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2021, Wrap Technologies, Inc. (the “Company”) announced the appointment of Glenn Hickman as Chief Operating Officer (“COO”). Since March 2021, Mr. Hickman has served as a consultant to the Company, and following his appointment as COO, Mr. Hickman will continue to work closely with the growing engineering and operations teams to continue building out the Company’s product lines.

Hickman is a proven executive with extensive research and development, supply chain, manufacturing, and software engineering experience. Hickman worked at Axon Enterprises (formerly TASER International) from 2011-2019, serving as Vice President of Research and Development from 2014-2019. At Axon, Hickman led the launch of six hardware products, all connected to an ecosystem of cloud software and mobile apps. He created engineering and supply chain processes and grew the engineering team from 35 to 70. Hickman was responsible for establishing the company’s first manufacturing line in Shenzhen, China, and an optics engineering team in Finland.

Hickman graduated with distinction from Stanford University, receiving his Bachelor and Master of Science in Mechanical Engineering. Hickman received his MBA with honors from Northwestern University’s Kellogg School of Management with a double major in Strategy and Marketing.

In his capacity as COO, Mr. Hickman will be an at-will employee, and shall be paid an annual base salary of $225,000 per year. In connection with his appointment as a consultant, Mr. Hickman was issued (i) a seven year option to purchase 70,000 shares of the Company’s common stock at an exercise price of $5.50 per share (“Option”), and (ii) 30,000 shares of restricted stock (“RSUs”). The RSUs vest 33.33% on July 1, 2022 with the balance vesting ratably every six months over the next two years thereafter. The Option vests 33.33% on July 1, 2022 with the balance vesting ratably every month beginning August 1, 2022 over the next two years thereafter.

On July 1, 2021, Woody Norris, inventor of the BolaWrap, retired from the Company as Chief Technology Officer. Mr. Norris will continue to play an active role at the Company as a consultant focusing on new innovations.

A copy of the press release announcing the appointment of Mr. Hickman and Mr. Norris’ retirement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events.

See Item 5.02.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: July 2, 2021	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release Dated July 2, 2021